EX-23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-20675) of EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Registrants"), and the Prospectus Supplement of the Registrants (the "Prospectus Supplement"), included in Form 8-K of the Registrants dated April 17, 1998, of our report dated January 29, 1998 on the consolidated financial statements of Ambac Assurance Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of Ambac Financial Group, Inc. dated March 27, 1998 and the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                  KPMG Peat Marwick LLP

New York, New York
April 17, 1998